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                                                                    EXHIBIT 23.4

                      [LETTERHEAD OF DELOITTE & TOUCHE LLP]



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Vornado Realty Trust on Form S-3 of our report dated March 6, 2003, which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's adoption of SFAS No. 142 "Goodwill and Other Intangible Assets" on January 1, 2002, appearing in the Annual Report on Form 10-K of Vornado Realty Trust for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey
October 10, 2003